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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-19386

FISCHER IMAGING CORPORATION
(Exact name of registrant as specified in its charter)

Date of earliest event reported: July 10, 2002

DELAWARE	36-2756787
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 North Grant Street, Denver, Colorado 80241
(Address of principal executive offices)

(303) 452-6800
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

        On July 10, 2002, the Board of Directors of Fischer Imaging Corporation (the "Company"), acting upon the recommendation of its Audit Committee, dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged Ernst & Young LLP effective July 10, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years ended December 31, 2001 and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such fiscal years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the period set forth in the preceding sentence.

        The Company has provided Arthur Andersen with a copy of the foregoing disclosures, and used reasonable efforts to obtain a letter from Arthur Andersen stating its agreement with the Company's statements set forth above (the "AA Letter"). However, because of the sale of the Denver audit practice of Arthur Andersen, the Company was unable to obtain the AA Letter and, in reliance on Item 304T of Regulation S-K, the AA Letter is not included as an exhibit to this Form 8-K.

        The Audit Committee recommended and the Board approved and engaged Ernst & Young LLP ("E&Y") to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002. During the Company's two most recent fiscal years and through the date of this Form 8-K, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 12th day of July 2002.

FISCHER IMAGING CORPORATION
By:	/s/ RODNEY B. JOHNSON Vice President Finance, Secretary and Treasurer
By:	/s/ GERALD D. KNUDSON Chief Executive Officer

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  Item 4. Changes in Registrant's Certifying Accountant.
SIGNATURE